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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            ---------
                            FORM 8-K


                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of The
                 Securities Exchange Act of 1934



             Date of Report (Date of earliest event
                    reported):  March 15, 1996
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                         SHONEY'S, INC.
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     (Exact name of registrant as specified in its charter)


        Tennessee            0-4377               62-0799798
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     (State or other      (Commission        (I.R.S. Employer
     jurisdiction of        File No.)        Identification No.)
     incorporation)



           1727 Elm Hill Pike, Nashville, TN   37210
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     (Address of principal executive offices) (Zip Code)



            Registrant's telephone number, including
                    area code (615) 391-5201
                              --------------

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ITEM 5. OTHER EVENTS.


       On March 15, 1996, Shoney's, Inc. (the "Company") entered into an agreement with TPI Enterprises, Inc. ("TPI") whereby the Company agreed to acquire substantially all of the properties of TPI (including the outstanding common stock of certain of TPI's subsidiaries). In exchange for these properties, the Company will issue 5,577,102 shares of its $1.00 par value common stock plus an additional $10 million of the Company's stock based upon the average per share price of the Company's stock for the ten trading days immediately preceding the Closing Date. The number of shares of stock to be issued also is subject to certain adjustments as set forth in the agreement. In addition, certain specified liabilities of TPI will be assumed as described in the agreement.

       The agreement is subject to a number of contingencies, including regulatory approvals, approvals of the lenders of each of the Company and TPI and a vote of the shareholders of each of the Company and TPI.

       For a further description of this event, reference is made to the Plan of Tax-Free Reorganization Under Section 368 (a)(1)(C) of the Internal Revenue Code and Agreement, a copy of which is attached as
Exhibit 2 to this Current Report on Form 8-K, and to the press release issued with respect to the transaction, a copy of which is attached as
Exhibit 99.1 to this Current Report on Form 8-K.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

       The following are filed as exhibits to this Current Report on Form 8-K:

       Exhibit No.  Description
     -----------    -----------

        (2)         Plan of Tax-Free Reorganization Under Section 368
                    (a)(1)(C) of the Internal Revenue Code and Agreement

        (99.1)      Press Release


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                            SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 15th day of March, 1996.


                                SHONEY'S, INC.



                                 By:  /s/ Gregory A. Hayes
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                                       Gregory A. Hayes
                                   Vice President and Controller
















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